UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2012

Mandalay Digital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10039	22-2267658
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 690-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dan Halvorson as Chief Financial Officer.  On September 14, 2012, Mandalay Digital Group, Inc., a Delaware corporation (the “Company”), appointed Dan L. Halvorson Executive Vice President and Chief Financial Officer and entered into an employment agreement with Mr. Halvorson.

Mr. Halvorson, 47, was previously Chief Financial Officer and Executive Vice President of DivX, Inc. (NASDAQ: DIVX), a digital media company, from 2007 until it acquisition by Sonic Solutions in 2010. From 2000 until 2007 he held various senior finance positions, including Chief Financial Officer, at Novatel Wireless, Inc. (NASDAQ: NVTL). Mr. Halvorson spent eight years in public accounting firms, at Deloitte & Touche and PriceWaterhouseCoopers. Mr. Halvorson is a member of the American Institute of Certified Public Accountants, California Society of Certified Public Accountants, and serves on the Membership Committee of the Corporate Directors Forum in San Diego. He is a certified public accountant, inactive, and he holds a Bachelor of Science in Business Administration and Accounting from San Diego State University.

Mr. Halvorson’s employment agreement provides for a three-year term, subject to a renewal of the term unless notice is provided, and an annual salary of $350,000. Mr. Halvorson is eligible to receive an annual cash bonus up to 100% of salary based on the satisfaction of performance-related milestones to be agreed upon between Mr. Halvorson and the Company’s board of directors. Mr. Halvorson also received a grant of “non-qualified” options to purchase 2,000,000 shares of the Company’s common stock at the closing price of the Company’s common stock on the grant date (“Stock Options”). The Stock Options vest on a monthly, pro-rata basis over thirty-six (36) months, subject to acceleration of vesting in connection with changes of control (as defined in the agreement) of the Company.

In the event of termination of Mr. Halvorson’s employment without cause (as defined in the agreement) or (in certain cases), his resignation for good reason (as defined in the agreement), the Company shall provide to Mr. Halvorson, in addition to accrued compensation: (i) six months of continued salary; (ii) six months (or, in certain cases, twelve months) of executive health and group health plan benefits, and (iii) six months of continued vesting of the Stock Options. Where a termination without cause or a resignation for good reason occurs within twelve months of a change of control, then Mr. Halvorson would receive, in lieu of the payment in clause (i) above, a potentially higher cash payment based on the value of the Company in the change of control (as further specified in the agreement). Such payment would be up to 24 months of salary, plus two times the greater of his maximum annual bonus for the current or preceding fiscal year.

Appointment of William Stone as Chief Executive Officer of Digital Turbine Group, LLC.  On September 16, 2012, the Company appointed William Stone the Chief Executive Officer of Digital Turbine Group, LLC (“DT”), a wholly-owned subsidiary of the Company, and entered into an employment agreement with Mr. Stone.

Mr. Stone, age 44, was previously Senior Vice President of QUALCOMM Inc. (NASDAQ: QCOM) and President of its subsidiary FLO TV Inc. from 2009 to 2011. Prior to Qualcomm, Stone was the CEO and President of the smartphone application storefront provider, Handango, (acquired by Appia Inc.) from 2007 to 2009. Mr. Stone also served as the President of Amp'd Mobile Inc., from 2006 to 2007. Mr. Stone has extensive experience in carrier relations, wireless, content, marketing and distribution, having worked at several operators such as Verizon, Vodafone, and AirTouch. He has previously served as Vice President of Verizon Wireless, where he was responsible for strategy, planning, mobile content, music, e-commerce, and a variety of marketing functions. He has also previously served as Chief Marketing Officer for Vodafone in Australia where he led all branding, promotion, pricing and product marketing activities. Mr. Stone holds a Bachelor's degree in Economics and Political Science and a Master of Business Administration in International Management and Finance from Rice University.

From March 2012 to September 2012, Mr. Stone was engaged as a consultant to the Company, consulting on strategic direction, budgeting, and implementation of mergers and acquisitions and was paid $20,000 per month, on a month-to-month basis pursuant to a consulting agreement with the Company. The company terminated Mr. Stone’s consulting agreement in connection with his appointment as CEO of DT.

Mr. Stone’s employment agreement provides for a three-year term and an annual salary of $350,000. Mr. Stone also received a $100,000 signing bonus, half of which is payable upon signing of the agreement and the balance of which is payable pro-rata during the seventh through twelfth months of the first year of the term of the employment agreement. Mr. Stone is eligible to receive an annual cash bonus of up to 100% of salary based on the satisfaction of performance-related milestones to be agreed upon between Mr. Stone and the Company’s board of directors. Mr. Stone is also eligible to receive additional cash bonuses related to agreements signed with carriers and original equipment manufacturers (OEM) during the first year of such contract as set forth in his agreement. Mr. Stone also received a grant of 1,500,000 shares of restricted common stock of the Company under the Company’s 2011 Equity Incentive Plan. The stock grants vests on a monthly pro-rata basis over thirty-six (36) months, subject to acceleration of vesting in connection with changes of control of the Company.

In the event of termination of Mr. Stone’s employment without cause (as defined in the agreement), the Company shall provide to Mr. Stone, in addition to accrued compensation: (i) six months of continued salary; (ii) six months of executive health and group health plan benefits, (iii) six months of continued vesting of his stock grant and (iv) any unpaid amounts of the signing bonus.

The foregoing are summaries of the material terms of Mr. Halvorson’s and Mr. Stone’s respective employment agreement and do not purport to be a complete descriptions of the terms thereof. Accordingly, the foregoing descriptions are qualified in their entirety by reference to the full text of Mr. Halvorson’s and Mr. Stone’s employment agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

10.1	Employment Agreement, dated as of September 14, 2012, by and between Mandalay Digital Group, Inc. and Dan L. Halvorson.

10.2	Employment Agreement, dated as of September 16, 2012, by and between Mandalay Digital Group, Inc. and William Stone.

99.1	Press Release, dated September 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mandalay Digital Group, Inc.

Dated: September 20, 2012	By:	/s/ Dan Halvorson
Dan Halvorson Chief Financial Officer